Exhibit T3A.2.76

CERTIFICATE OF INCORPORATION

OF

JCP EUROPEAN HEADQUARTERS LTD.

The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation (the “Corporation”) shall be JCP European Headquarters Ltd.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,200 shares of Common Stock of $1 par value.

2.

FIFTH: The name and mailing address of the incorporator is Frederick C. Tedeschi, 1301 Avenue of the Americas, New York 10019.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

(a) to make, alter, and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors;

(b) subject to the laws of the State of Delaware from time to time to sell, lease, or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best;

(c) to conduct its business, carry on its operations, and exercise its powers through branches, subsidiaries, or otherwise, within and without the State of Delaware including through registering branches and subsidiaries in any foreign country; and

(d) in addition to the powers and authorities herein before and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of said laws, of the Certificate of Incorporation of the Corporation as from time to time amended, and of its By-laws.

3.

SEVENTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 2nd day of September, 1975.

/s/ Frederick C. Tedeschi
Frederick C. Tedeschi

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On the 2nd day of September, 1975 personally appeared before me Thomas M. Comerford                          , a Notary Public in and for the County and State aforesaid and a person who is authorized by the laws of the State of New York to take acknowledgment of deeds, Frederick C. Tedeschi known to me and known to me to be the person who signed the foregoing Certificate of Incorporation, and he acknowledged that said Certificate was his act and deed and that the facts stated therein are true.

[ILLEGIBLE}
Notary Public

[ILLEGIBLE}

FILED

CERTIFICATE OF AMENDMENT	AUG 11 1987
10 Am
OF	[ILLEGIBLE]

CERTIFICATE OF INCORPORATION

JCP EUROPEAN HEADQUARTERS LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (herein referred to as the Corporation), does hereby certify:

`

First: That the Board of Directors of the Corporation, by unanimous written consent in lieu of meeting dated May 28, 1987, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that said amendment be submitted for consideration by the stockholders at the Annual Meeting of Stockholders of the Corporation to be held on May 29, 1987. The resolution setting forth the proposed amendment is as follows:

“RESOLVED that the Board of Directors hereby declares it advisable that a new Article NINTH of the Certificate of Incorporation of the Corporation be adopted to read as follows:

NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to permit further limitation on or elimination of the personal liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall be exempt from such liability for any such breach to the full extent permitted by the Delaware General Corporation Law as so amended from time to time. Any repeal or modification of the foregoing provisions of this Article NINTH, or the adoption of any provision inconsistent herewith, shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission of such director occurring prior to such repeal, modification, or adoption of an inconsistent provision.”

Second: That thereafter, the stockholders of said corporation, by unanimous written consent in lieu of annual meeting dated May 29, 1987, in accordance with the General Corporation Law of the State of Delaware, adopted the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of the Corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed in its name by its President and attested by its Secretary, as of the 29th day of May, 1987.

JCP EUROPEAN HEADQUARTERS LTD.

[ILLEGIBLE}
President

Attest:

[ILLEGIBLE}
Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 01/08/1991 910085348 - 815935

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

JCP European Headquarters Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (herein referred to as the Corporation), does hereby certify:

First: That the Board of Directors of the Corporation, by unanimous written consent in lieu of meeting dated December 28, 1990, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that said amendment be submitted for consideration by the stockholders on December 28, 1990. The resolution setting forth the proposed amendment is as follows:

“RESOLVED that the First Article of the Certificate of Incorporation be amended to read as follows:

First: The name of the corporation (“Corporation”) shall be Thrift Drug, Inc.”

Second: That thereafter, the stockholders of said corporation, by unanimous written consent in lieu of meeting dated December 28, 1990, in accordance with the General Corporation Law of the State of Delaware, adopted the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of the Corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed in its name by its President and attested by its Assistant Secretary, as of the 7th day of January, 1991.

JCP European Headquarters Ltd.

/s/ T. S. Prindiville
T. S. Prindiville
President

Attest:

/s/ T. M. Comerford
T. M. Comerford
Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:01 PM 08/02/2004 FILED 11:48 AM 08/02/2004 SRV 040562955 - 0815935 FILE

CERTIFICATE OF MERGER

OF

JEAN COUTU ACQUISITION TWO, INC.

WITH AND INTO

THRIFT DRUG, INC.

The undersigned corporation, organized and existing under and by virtue of the General Corporate Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The name and state of incorporation of each of the constituent corporations to the merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
Jean Coutu Acquisition Two, Inc.	Delaware
Thrift Drug, Inc.	Delaware

SECOND: An Agreement and Plan of Merger dated as of August 2, 2004 (the “Merger Agreement”), between Thrift Drug, Inc., a Delaware corporation, and Jean Coutu Acquisition Two, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: Thrift Drug, Inc. shall be the surviving corporation of the merger (the “Surviving Corporation”).

FOURTH: The Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time (as defined below), shall remain its Certificate of Incorporation.

FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation located at 50 Service Avenue, Warwick, Rhode Island 02886.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either Constituent Corporation.

SEVENTH: This Certificate of Merger, and the merger provided herein, shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Thrift Drug, Inc. has caused this Certificate of Merger to be executed as of August 2, 2004.

THRIFT DRUG, INC.

By:	/s/ Michel Coutu
Michel Coutu
President

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND
REGISTERED OFFICE

The Board of Directors of Thrift Drug, Inc., a Delaware corporation, on this 20th day of October, 2004, do hereby resolve and order that the location of the Registered Office of this corporation within the State of Delaware be, and the same hereby is 615 South DuPont Highway, in the City of Dover, County of Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is National Corporate Research, LTD.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 20th day of October, 2004.

By:	/s/ Robert E. Lewis
Authorized Officer

Name:	Robert E. Lewis

Title:	Senior Vice President/General Counsel and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 02:18 PM 10/26/2004 FILED 02:04 PM 10/26/2004 SRV 040771874 - 0815935 FILE

State of Delaware Secretary of State Division of Corporations Delivered 10:36 PM 09/26/2005 FILED 09:43 PM 09/26/2005 SRV 050788097 0815935 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of Thrift Drug, Inc. a Delaware Corporation, on this 21st day of September A.D. 05, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 21st day of September, A.D., 05.

By:	/s/ Kristen Betzger
Authorized Officer

Name:	Kristen Betzger
Print or Type

Title:	Vice President

State of Delaware Secretary of State Division of Corporations Delivered 03:09 PM 02/14/2006 FILED 02:08 PM 02/14/2006 SRV 060138033 - 0815935 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
THRIFT DRUG, INC.

Pursuant to Section 242 of the Delaware General Corporation Law

Thrift Drug, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 4, 1975, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on August 11, 1987 and a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on January 8, 1991 (as amended, the “Certificate of Incorporation”).

SECOND: That the Board of Directors duly adopted resolutions proposing to amend certain provisions of the Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefore, all in accordance with Section 242 of the DGCL.

THIRD: That the stockholders of the Corporation have voted to approve such amendment, all in accordance with Sections 228 and 242 of the DGCL.

FOURTH: That Article Fourth of the Certificate of Incorporation be amended and restated in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 207,955,000 shares of Common Stock, par value $1.00 per share.

[The remainder of this page is intentionally left blank.]

This Certificate of Amendment to Certificate of Incorporation is executed as of this 14th day of February, 2006.

THRIFT DRUG, INC.

By:	/s/ Michel Coutu

Name:	Michel Coutu
Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 11:33 AM 02/11/2011 FILED 11:33 AM 02/11/2011 SRV 110144760 - 0815935 FILE

CERTIFICATE OF OWNERSHIP AND MERGER
OF
THRIFT DRUG SERVICES, INC.
WITH AND INTO
THRIFT DRUG, INC.

Pursuant to Section 253 of the General
Corporation Law of the State of Delaware

Thrift Drug, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.          The Corporation owns all of the outstanding shares of stock of Thrift Drug Services, Inc., a Delaware corporation (the “Subsidiary”).

2.          On February 4, 2011, the Board of Directors of the Corporation, by unanimous written consent, duly adopted resolutions to merge the Subsidiary with and into the Corporation. A true and complete copy of such resolutions is annexed hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

3.          The name of the surviving corporation is Thrift Drug, Inc.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed in its corporate name this 4th day of February, 2011.

THRIFT DRUG, INC.

By	/s/ Christopher Hall

Name:	Christopher Hall
Title:	President

Exhibit A

THRIFT DRUG, INC.

ACTION BY WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS

THE UNDERSIGNED, being all of the members of the Board of Directors of Thrift Drug, Inc., a Delaware corporation (the “Corporation”), acting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts, by this Written Consent, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the Board of Directors of the Corporation and direct that this Written Consent be filed with the minutes of the proceedings of the Board of Directors of the Corporation:

WHEREAS, the Corporation owns all of the outstanding shares of capital stock of Thrift Drug Services, Inc., a Delaware corporation (the “Subsidiary”); and

WHEREAS, the Board of Directors of the Corporation deems that it is advisable and in the best interests of the Corporation and the Subsidiary that the Subsidiary be merged with and into the Corporation, with the Corporation continuing as the surviving corporation, pursuant to Section 253 of the DGCL; and

NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Corporation (the “Merger”) and that, upon the effectiveness of the Merger, (i) the separate corporate existence of the Subsidiary shall cease, (ii) each issued and outstanding share of capital stock of the Subsidiary shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefore and (iii) the Corporation shall assume all of the liabilities and obligations of the Subsidiary, and the Merger shall have the effects set forth in Section 259 of the DGCL; and

RESOLVED, that the Merger shall be effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL; and

RESOLVED, that any officer of the Corporation be, and each of them individually hereby is, authorized to prepare and execute, in the name and on behalf of the Corporation, the documents prescribed by the laws of the State of Delaware to give effect to the Merger, including a Certificate of Ownership and Merger setting forth a copy of the resolutions to the Merger, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware, and to do all further acts and things whatsoever, whether within or without the States of Delaware, that may be necessary or proper to effect the Merger; and

General Authorizations

RESOLVED, that the officers of the Corporation be, and each of them individually hereby is, authorized and empowered, in the name and on behalf of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered, in the name and on behalf of the Corporation, all such further instruments and documents and to incur and pay all such costs, fees and expenses as in his or her judgment shall be necessary, appropriate or convenient in order to carry out fully the intent and purposes of the foregoing resolutions; and

RESOLVED, that all actions heretofore taken by any director or officer of the Corporation or any subsidiary in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.